UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

On March 18, 2024, FreightCar America, Inc. issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2023 and providing its financial outlook for the full year 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Exhibit 99.1 is being furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer

On March 14, 2024, James R. Meyer, President and Chief Executive Officer of the Company, submitted his resignation from such roles to the Company, effective May 1, 2024. Mr. Meyer will continue to serve on the Company’s Board of Directors (the “Board”) for a term continuing until the Company’s 2026 Annual Meeting of Stockholders. Effective May 1, 2024, Mr. Meyer will become Executive Chairman of the Board in lieu of William Gehl, who has served as Chairman of the Board since 2013. Mr. Gehl was also appointed as the Board’s Lead Independent Director, effective May 1, 2024, and will continue to serve on the Board for a term continuing until the Company’s 2025 Annual Meeting of Stockholders

Appointment of new Chief Executive Officer

On March 14, 2024, the Company appointed Nicholas J. Randall as President and Chief Executive Officer of the Company, effective May 1, 2024. Mr. Randall, age 50, has served as Chief Operating Officer of the Company since June 2023. Mr. Randall previously led a division of Precision Castparts Corporation, a manufacturer in the aerospace industry, where he worked in various capacities from 2017 to 2023. From 2007 to 2017, Mr. Randall served in various capacities at Alcoa Corporation (“Alcoa”) and Arconic Corporation, a company formed from the split of Alcoa in 2016. Prior to that, Mr. Randall worked in various engineering roles at Jaguar & Land Rover Vehicles.

Additionally, effective May 1, 2024, the Board approved an increase in the size of the Board from eight (8) directors to nine (9) directors and Mr. Randall will be appointed by the Board to serve as a director for a term continuing until the Company’s 2024 Annual Meeting of Stockholders. Mr. Randall will not receive any compensation for his service on the Board.

There are no family relationships between Mr. Randall and any director or officer of the Company, nor are there transactions in which Mr. Randall has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Randall will continue to participate in the compensation program provided to all executive officers of the Company.

Pursuant to the employment letter between the Company and Mr. Randall dated May 12, 2023, in connection with his appointment to Chief Executive Officer, Mr. Randall will receive an annual base salary of $550,000, subject to annual review by the Company. Mr. Randall will be entitled to participate in the Company’s annual cash incentive program applicable to senior executives and eligible to earn a bonus (“Bonus”) for each fiscal year of the Company ending during his employment. His target Bonus is 100% of his base salary, with a maximum equal to 200% of his base salary.

A copy of the press release issued on March 18, 2024 announcing Mr. Meyer’s appointment to Executive Chairman and Mr. Randall’s appointment to Chief Executive Officer is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Earnings release dated March 18, 2024, issued by FreightCar America, Inc.
Exhibit 99.2	Press Release dated March 18, 2024, issued by FreightCar America, Inc.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: March 18, 2024	By:	/s/ Celia R. Perez
Celia R. Perez
VP, General Counsel and Corporate Secretary